NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

                        TUFCO TECHNOLOGIES, INC. REPORTS
                     RESULTS FOR SECOND FISCAL QUARTER 2003

GREEN BAY, WI (May 13, 2003)--Tufco Technologies, Inc. (NASDAQ: TFCO), a leader in providing diversified contract manufacturing and specialty printing services and business imaging paper products today announced results for its second fiscal quarter which ended March 31, 2003. Previously reported results have been adjusted to reflect the Paint Sundries segment as discontinued operations. The Paint Sundries segment was disposed of on March 31, by way of sale, with an effective date of February 28, 2003.

In commenting on the quarter, Lou LeCalsey, the Company's President and CEO stated, "We continue our positive trend on income from continuing operations, earning $.03 for the quarter and $.07 for the six months. Later in our fiscal third quarter we will begin production on our new wide-web flexographic press and begin production of disposable wet-wipe products on our new non-wovens production line. Through the second quarter of this year we invested almost $1.8 million on capital expenditures and advanced about the same amount for the press, which we intend to lease. Thus, we will get that advance returned, further strengthening our already strong balance sheet. These two assets provide us the potential to continue to grow revenues and earnings on a consistent basis. Additionally, the sale of the Paint Sundries segment provides the flexibility for strategic alternatives and, importantly, enables management to focus without distraction on our remaining core businesses-Contract Manufacturing, Business Imaging paper products, and specialty printing."

For the second quarter of fiscal 2003, net sales from continuing operations were $12.8 million, up 5% from second quarter 2002 sales from continuing operations of $12.2 million. For the six months, net sales from continuing operations increased 6.2% to $25.3 million from six-month sales from continuing operations for 2002 of $23.9 million.

Net income from continuing operations was $.136 million or $.03 per share for the second quarter of 2003 compared to $.025 million, or $.01 per share for 2002. For the six months, ended March 31, 2003 net income from continuing operations was $.319 million, or $.07 per share compared to a loss from continuing operations of $.217 million, or $.05 per share for the first six months of fiscal 2003.

Net loss was $.254 million, or $0.6 per share for the March 31, 2003 quarter compared to a loss of $.349 million, or $0.08 per share for the comparable quarter last year. For the six months, net loss was $.087 million or $.02 per share for 2003 and $5.408 million loss ($1.17 per share) for six months 2002.

During the quarter, the Company sold the assets and business of its Paint Sundries segment for $12.3 million and incurred a net loss of $.244 million (net of fees, expenses and taxes) on the transaction. Almost $8 million of the proceeds were used to fully pay all outstanding bank debt under the Company's senior credit facility leaving the Company only $1.0 million of debt for an outstanding industrial revenue bond. The balance of the proceeds may be used for a number of strategic alternatives including the recently announced share repurchase program.

                                       2

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Last year's reported six month results include a loss of $4.652 million resulting from the cumulative effect of an accounting charge relating to the implementation of SFAS 142.

Tufco, headquartered in Green Bay, Wisconsin, has manufacturing operations in Wisconsin and North Carolina.

INFORMATION ABOUT THE RESULTS REPORTED HEREIN, OR COPIES OF THE COMPANY'S QUARTERLY REPORTS, MAY BE OBTAINED BY CALLING THE CONTACT PERSON LISTED BELOW.


Management's discussion of the Company's 2003 quarterly periods in comparison to 2002, contains forward-looking statements regarding current expectations, risks and uncertainties for future periods. The actual results could differ materially from those discussed here. As well as those factors discussed in this report, other factors that could cause or contribute to such differences include, among other items, cancellation of production agreements by significant customers, material increases in the cost of base paper stock, competition in the Company's product areas, or an inability of management to successfully reduce operating expenses in relation to net sales without damaging the long-term direction of the Company. Therefore, the condensed financial data for the periods presented may not be indicative of the Company's future financial condition or results of operations.


Contact:    Michael B. Wheeler, VP and CFO
            Tufco Technologies, Inc.
            P. O. Box 23500
            Green Bay, WI 54305-3500
            (920) 336-0054
            (920) 336-9041 (Fax)


                                       3

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                            TUFCO TECHNOLOGIES, INC.
                                  Balance Sheet
                               (Amounts in 000's)

                                                         March 31,    September 30,
                                                           2003           2002
                                                         --------    --------------
ASSETS

Cash & Cash Equivalents                                  $  3,173    $          251
Restricted Cash                                               100               100
Accounts Receivable - net                                   5,574            11,121
Inventories                                                 3,370             6,585
Other Current Assets                                        4,641             1,710
                                                         --------    --------------
     Total Current Assets                                  16,858            19,767

Property, Plant and Equipment - net                        15,048            16,305
Goodwill - net                                              7,212            10,345
Other Assets                                                  540               750
                                                         --------    --------------
     Total                                               $ 39,658    $       47,167
                                                         ========    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Portion of Long-term Debt                        $    250    $          923
Accounts Payable                                            3,396             5,280
Accrued Liabilities                                         1,684             2,261
                                                         --------    --------------
     Total Current Liabilities                              5,330             8,464

Long-term Debt - Less current portion                         750             5,234
Deferred Income Taxes                                         676               661

Common Stock and Paid-in Capital                           25,135            25,135
Retained Earnings                                           8,317             8,404
Treasury Stock and Stockholder Notes Receivable              (534)             (691)
Accumulated Other Comprehensive Loss, net of tax              (16)              (40)
                                                         --------    --------------
Total Stockholders' Equity                                 32,902            32,808
                                                         --------    --------------
     Total                                               $ 39,658    $       47,167
                                                         ========    ==============



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                            TUFCO TECHNOLOGIES, INC.
                 Condensed Consolidated Statements of Operations
               (Amounts in 000's except share and per share data)


                                                          Three Months Ended             Six Months Ended
                                                               March 31,                    March 31,
                                                         2003           2002           2003           2002
                                                     -----------    -----------    -----------    -----------
Net Sales                                            $    12,794    $    12,186    $    25,324    $    23,852

Cost of Sales                                             11,242         10,322         22,284         21,244
                                                     -----------    -----------    -----------    -----------

    Gross Profit                                           1,552          1,864          3,040          2,608

SG&A Expense                                               1,249          1,003          2,249          1,972
Employee Severance Costs                                      --            202             46            209
Facility Restructuring Costs                                  --            233             --            233
Property & Inventory Write Downs                                            311             --            311
Loss (Gain) on Asset Sales -Net                               --            (29)            31            (29)
                                                     -----------    -----------    -----------    -----------
Operating Income (Loss)                                      303            144            714            (88)

Interest Expense                                             (79)          (115)          (177)          (260)
Other Income (Expense) -Net                                    3              3              7             23
                                                     -----------    -----------    -----------    -----------
Income (Loss) from Continuing Operations
Before Income Tax                                            227             32            544           (325)

Income Tax Expense (Benefit)                                  91              6            225           (108)
                                                     -----------    -----------    -----------    -----------

Income(Loss) From Continuing Operations                      136             26            319           (217)

Loss From Discontinued Operations:
 Net loss from Operations of Discontinued Segment           (147)          (375)          (162)          (539)
 Net Loss from sales of Discontinued Operations             (244)            --           (244)            --
                                                     -----------    -----------    -----------    -----------

Loss Before Accounting Change                               (255)          (349)           (87)          (756)

Cumulative Effect of Accounting Change                        --             --             --         (4,652)
                                                     -----------    -----------    -----------    -----------

NET LOSS                                             $      (255)   $      (349)   $       (87)   $    (5,408)
                                                     -----------    -----------    -----------    -----------


BASIC EARNINGS (LOSS) PER SHARE:
  Income (Loss)  from Continuing Operations          $      0.03    $      0.01    $      0.07    $     (0.05)
  Net loss from Operations of Discontinued Segment         (0.04)         (0.08)         (0.04)         (0.11)
  Net Loss from Discontinued Operations                    (0.05)            --          (0.05)            --
                                                     -----------    -----------    -----------    -----------
    Income (Loss)  before Accounting Change                (0.06)         (0.07)         (0.02)         (0.16)
  Cumulative Effect of Accounting Change                      --             --             --          (1.01)
                                                     -----------    -----------    -----------    -----------
  Net Loss                                           $     (0.06)   $     (0.07)   $     (0.02)   $     (1.17)

DILUTED EARNINGS (LOSS) PER SHARE:
  Income (Loss)  from Continuing Operations          $      0.03    $      0.01    $      0.07    $     (0.05)
  Net loss from Operations of Discontinued Segment         (0.04)         (0.08)         (0.04)         (0.11)
  Net Loss from Discontinued Operations                    (0.05)            --          (0.05)            --
                                                     -----------    -----------    -----------    -----------
  Income (Loss)  before Accounting Change                  (0.06)         (0.07)         (0.02)         (0.16)
  Cumulative Effect of Accounting Change                      --             --             --          (1.01)
                                                     -----------    -----------    -----------    -----------
  Net Loss                                           $     (0.06)   $     (0.07)   $     (0.02)   $     (1.17)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic                                                  4,627,844      4,627,844      4,627,844      4,627,844
Diluted                                                4,627,844      4,627,844      4,627,844      4,627,844
